Exhibit 10.10

KNOREX LTD.

2024 SHARE INCENTIVE PLAN (SIP)

1. Purposes of the Plan. The purposes of this 2024 Share Incentive Plan (SIP) are to attract and retain the best available personnel for positions of substantial responsibility and to align their personal interests to those of Company’s shareholders, by providing incentive to such individuals including members of the Board, Employees and Consultants for outstanding performance in promoting the success of the Company.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board.

(b) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, any Share Exchange rules or regulations, and the applicable laws, rules or regulations of any jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(c) “Award” means any award of an Option, share appreciation rights, award of Shares, restricted share units, or other Share-based awards under the Plan.

(d) “Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award granted under the Plan and includes any documents attached to or incorporated into such Award Agreement, including, but not limited to, a notice of grant, purchase agreement, or exercise notice, as applicable.

(e) “Board” means the Board of Directors of the Company.

(f) “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by (i) having the Company withhold a number of Shares otherwise deliverable pursuant to the exercise of the Option with such withheld Shares valued at Fair Market Value on the exercise date, or (ii) delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

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(g) “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any material written agreement between Participant and any of the Company, its Parent or Subsidiary, as the case may be, and Participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with material written policies or rules of the Company, its Parent or Subsidiary, as the case may be, as they may be in effect from time to time; (iii) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or chief executive officer and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (v) Participant’s commission of or participation in an act of fraud against the Company, its Parent or Subsidiary; (vi) Participant’s intentional material damage to the Company’s business, property or reputation; (vii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company, its Parent or Subsidiary, or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company, its Parent or Subsidiary; or (viii) any breach by Participant of any non-disclosure undertakings / agreements or non-competition undertakings / agreements between Participant and the Company, its Parent or Subsidiary. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment, consulting or other service relationship at any time, and the term “Company” will be interpreted to include any Parent or Subsidiary, or any successor thereto, if appropriate.

(h) “Change of Control” means (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) any of the following transactions, provided, however, that the Administrator shall determine under (iii) and (iv) whether multiple transactions are related, and its determination shall be final, binding, and conclusive:

(i) an amalgamation, arrangement or consolidation or scheme of arrangement (A) in which the Company is not the surviving entity, and (B) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

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(iii) any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control; or

(iv) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its principal purpose is to (A) change the jurisdiction in which the Company is incorporated, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Board.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended.

(j) “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or subcommittee of the Board) appointed by the Board to administer the Plan in accordance with Section 5 below.

(k) “Company” means Knorex Ltd., a company incorporated under the laws of the Cayman Islands, and any successor company to all or substantially all of the assets or voting shares of Knorex Ltd.

(l) “Consultant” means any individual consultant or advisor who renders services to the Company, or any Parent or Subsidiary and is compensated for such services, and any director of the Board, or the board of directors of any Parent or Subsidiary whether compensated for such services or not.

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(m) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; or (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Share Option and such leave exceeds 3 months then, for purposes of Incentive Share Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Share Option shall thereafter automatically become a Nonstatutory Share Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents or Subsidiaries, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(n) “Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of the board of directors of such person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

(o) “Director” means a member of the Board.

(p) “Disability” means (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) that the Participant qualifies to receive long-term disability payments under the Participant’s employer’s long-term disability insurance program, as it may be amended from time to time, regardless of whether the Participant is covered by such policy. If the Participant’s employer does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, with respect to any Incentive Share Option, “Disability” shall mean “disability” within the meaning of Section 22(e)(3) of the Code.

(q) “Drag-Along Event” means a Change of Control or any other merger, sale of Control, sale or exclusive license of all or substantially all of the Company’s assets or any transaction in which 50% or more of the voting power of the Company is transferred to a bona fide third party.

(r) “Employee” means any person employed by the Company, or any Parent or Subsidiary, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent or Subsidiary.

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(s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the per Share fair market value of the Shares, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per Share closing price for the Shares as reported in The Wall Street Journal for the applicable date, provided that if there is no such closing price for the Shares on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

(u) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(v) “Incentive Share Option” means an Option intended to, and which does, in fact, qualify as an incentive share option within the meaning of Section 422 of the Code.

(w) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(x) “Nonstatutory Share Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Share Option.

(y) “Option” means a share option granted pursuant to the Plan.

(z) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options, (i) are exchanged for Options with a lower exercise price or other Awards, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

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(aa) “Optioned Shares” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(bb) “Optionee” means an Employee or Consultant who receives an Option.

(cc) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(dd) “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(ee) “Plan” means this 2024 Share Incentive Plan.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(gg) “Share” means the Company’s Class A ordinary shares of nominal or par value of US$0.0005 each, as may be adjusted in accordance with Section 14 below.

(hh) “Share Exchange” means any share exchange or consolidated share price reporting system on which prices for the Shares are quoted at any given time.

(ii) “Subsidiary” means any corporation or other entity (i) of which a majority of the outstanding voting shares or voting power is owned or directed directly or indirectly by the Company, or (ii) that is Controlled by or under common Control with the Company. Notwithstanding the foregoing, with respect to any Incentive Share Option, “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(jj) “Ten Percent Holder” means a person who owns shares (as determined under Code Section 424(d)) representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

3. Awards. Awards under the Plan may consist of (i) Options, (ii) share appreciation rights, (iii) share awards, (iv) restricted share units, and (v) other share-based awards. Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

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4. Shares Subject to the Plan. Subject to the provisions of Section 14 below, the maximum aggregate number of Shares that may be issued under the Plan is 7,137,225 Shares which is comprised of Class A Shares of the Company underlying the new Awards. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares (subject to Applicable Laws). If an Award should expire, terminate, be cancelled or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award, and Shares withheld by the Company or tendered by the Participant in payment of the withholding taxes relating to an Award, shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Upon the exercise of any share appreciation right under the Plan, the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares actually issued by the Company upon such exercise. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Share Options exceed the number set forth in the first sentence of this Section 4 plus, to the extent allowable under Section 422 of the Code and the United States Treasury Regulations promulgated thereunder, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 4.

5. Administration of the Plan.

(a) General. The Plan shall be administered by the Administrator. The Plan may be administered by different Committees (that may be different administrative bodies) with respect to different classes of Participants and, if permitted by Applicable Laws, the Administrator may authorize one or more directors or officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board. Decisions of the Administrator shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 5, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3, to the extent permitted or required by such provision.

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(c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value in accordance with Section 2(t) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Awards may from time to time be granted and the time or times when those Awards are to be made;

(iii) to determine the number of Shares to be covered by each Award;

(iv) to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, the status of a granted Option as either an Incentive Share Option or Nonstatutory Share Option, and any restriction or limitation regarding any Award, or Optioned Shares;

(vi) to amend any outstanding Award or agreement related to any Optioned Shares or Award, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 8(b)(ii) below instead of Shares;

(viii) subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital shares of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

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(ix) to approve addenda pursuant to Section 23 below or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Optioned Shares or Award held by any Participants with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

(x) implement any procedures, steps, additional or different requirements as may be necessary to comply with any laws of any jurisdiction that may be applicable to the Plan, any Award or any related documents, including but not limited to foreign exchange laws, tax laws and securities laws of the any jurisdiction; and

(xi) to construe and interpret the terms of the Plan, any Award Agreement, and any agreement related to any Optioned Shares or Awards, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum and Articles of Association, as amended from time to time, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

6. Eligibility.

(a) Recipients of Grants. Awards other than Incentive Share Options may be granted to Employees and Consultants. Incentive Share Options may be granted only to Employees.

(b) Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Share Option or a Nonstatutory Share Option.

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(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 6(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which one or more options designated as incentive share options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess portion of the options shall be treated as Nonstatutory Share Options. For purposes of this Section 6(c), incentive share options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive share option shall be determined as of the date of the grant of such option.

(d) No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment, consulting or other service relationship with the Company (any Parent or Subsidiary), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s or Subsidiary’s) right to terminate his or her employment, consulting or other service relationship at any time, with or without cause.

7. Term of Plan. The Plan shall become effective upon its adoption by the Board (the “Plan Effective Date”) and shall continue in effect for a term of 10 years unless sooner terminated under Section 19 below. All Awards outstanding at the time of the termination of the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Awards.

8. Options.

(a) Term of Option. The term of each Option shall be the term stated in the Award Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Award Agreement and provided further that, in the case of an Incentive Share Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Award Agreement, but shall be subject to the following:

(1)	in the case of an Incentive Share Option

a.	granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; and

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b.	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

(2) Except as provided in subsection (3) below, in the case of a Nonstatutory Share Option the per Share exercise price shall be such price as is determined by the Administrator, and may be a fixed or variable price, provided that, if the per Share exercise price is or could be less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, and provided further that the per Share exercise price of an Option granted to a U.S. taxpayer shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option; and

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Share Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of any of the following forms of consideration, to the extent permitted under, and in accordance with, Applicable Laws: (1) cash or check denominated in U.S. dollars, Singapore dollars or any other local currency; (2) cancellation of indebtedness; (3) other previously owned Shares (whether delivered in the form of actual stock certificates or through attestation of ownership) that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that such Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance; (4) a Cashless Exercise; (5) such other consideration and method of payment permitted under Applicable Laws; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

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(c) Exercise of Option.

(i) General.

(1) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Award Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent or Subsidiary, and/or the Optionee. Notwithstanding the foregoing, unless otherwise approved by the Administrator, any Option granted hereunder shall vest in accordance with the vesting schedule as stated in the Award Agreement.

(2) Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under any Applicable Laws, including, without limitation, the United States Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(3) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable. Further, the Administrator may impose on any Optionee, or all Optionees, reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.

(4) Procedures for and Results of Exercise. Unless otherwise set forth in the Award Agreement, an Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 13 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(5) Rights as Holder of Capital Share. Until the issuance of the Shares (as evidenced by the appropriate entry on the register of members of the Company), no right to vote or receive dividends or any other rights as a holder of capital shares shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share is issued, except as provided in Section 14 below.

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(ii) Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Award Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the provisions set forth in Section 8(c)(ii)(2) through (5) below shall apply.

(1) General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Shares underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement (and subject to this Section 8).

(2) Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 3 months following such termination to the extent the Optionee is vested in the Optioned Shares.

(3) Disability of Optionee. Unless otherwise set forth in the Award Agreement, in the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 12 months following such termination to the extent the Optionee has vested the Optioned Shares.

(4) Death of Optionee. Unless otherwise set forth in the Award Agreement, in the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 months following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 21 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance or otherwise pursuant to any Applicable Laws, at any time within 12 months following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Shares.

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(5) Unilateral Termination and Termination for Cause. In the event of (A) termination of an Optionee’s Continuous Service Status unilaterally by such Optionee, or (B) termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate and forfeit in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause or upon Optionee’s unilateral termination, as applicable. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 8(c)(ii)(5) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Award Agreement or as set forth in Section 8(c)(ii)(1)(a) above.

(iii) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9. Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the “base price” of the Award, which base price shall be determined by the Administrator and set forth in the applicable Award Agreement; provided, however, that the base price of a SAR granted to a U.S. taxpayer shall not be less than 100% of the fair market value of an Share on the date of grant of the SAR. The maximum term of a SAR shall be ten years.

10. Share Awards. A share award is an award of Shares issued for such cash or other valid consideration as determined by the Administrator. The Shares may be issued as bonus Shares or subject to such vesting terms based on a period of service, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof as determined by the Administrator and set forth in the applicable Award Agreement.

11. Restricted Share Units. A restricted share unit or “RSU” is a right to receive a Share (or an amount based on the value of the Share) upon vesting or upon the expiration of a designated time period following the vesting of the Award. RSUs may vest based on a period of service, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof as determined by the Administrator and set forth in the applicable Award Agreement. RSUs subject to performance vesting may also be structured to be convertible into Shares (or a payment based on the value of the Share) at a rate based on the attained level of performance for each applicable performance objective. Payment with respect to RSUs shall be made in cash, in Shares, or in a combination of the two, as determined by the Administrator.

12. Other Share-Based Awards. The other types of awards that may be granted under this Plan include: (a) phantom shares, dividend equivalents, or similar rights to purchase or acquire Shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Shares and/or returns thereon; or (c) cash awards.

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13. Taxes.

(a) As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise or by surrendering Shares (either directly or by share attestation) that he or she previously acquired (at such rate as determined by the Administrator); provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the United States Securities and Exchange Commission.

14. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital shares of the Company, (i) the numbers and class of Shares or other shares or securities: (x) available for future Awards under Section 4 above (including as Incentive Share Options) and (y) covered by each outstanding Award, the exercise price per Share of each such outstanding Option, and (ii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be automatically proportionately adjusted in the event of a share split, reverse share split, share dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other shares or securities: (x) available for future Awards under Section 4 above (including as Incentive Share Options) and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award. Any such adjustment by the Administrator under this Section 14(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 14(a) or an adjustment pursuant to this Section 14(a), a Participant’s Award Agreement or agreement related to any Optioned Shares or Award covers additional or different shares or securities, then such additional or different shares, and the Award Agreement or agreement related to the Optioned Shares or Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or Optioned Shares prior to such adjustment.

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(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, amalgamation consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital shares, or (iv) a Change of Control (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the Shares subject to the Awards; or (E) the cancellation of any outstanding Award for no consideration. Notwithstanding anything herein, under this Plan, any Award Agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, a Corporate Transaction shall, unless otherwise determined by the Administrator, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Shares with respect to the Corporate Transaction, but only to extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.

15. Non-Transferability of Awards.

(a) General. Except as set forth in this Section 15, Awards (or any rights of such Awards) may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 15.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15, the Administrator may in its sole discretion provide that any Nonstatutory Share Options may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of Nonstatutory Share Options to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

16. Non-Transferability of Shares Underlying Awards.

(a) General. Notwithstanding anything to the contrary, unless otherwise set forth in the applicable Award Agreement, no Participant or other shareholder shall Transfer (as such term is defined below) any Shares (or any rights of or interests in such Shares) acquired pursuant to any Award (including, without limitation, Shares acquired upon exercise of an Option) to any person or entity unless such Transfer is approved by the Company prior to such Transfer, which approval may be granted or withheld in the Company’s sole and absolute discretion. “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer effected in violation of this Section 16 shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. The transfer restrictions under this Section 16 shall terminate on the date on which the Shares become a Listed Security.

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(b) Approval Process. Unless otherwise set forth in the applicable Award Agreement, any Participant or shareholder seeking the approval of the Company to Transfer some, or all of its Shares shall give written notice thereof to the Secretary of the Company that shall include: (1) the name of the shareholder; (2) the proposed transferee; (3) the number of shares of the Transfer of which approval is thereby requested; and (4) the purchase price, if any, of the shares proposed for Transfer. The Company may require the Participant to supplement its notice with such additional information as the Company may request or as may otherwise be required by the applicable Award Agreement or other applicable written agreement. In addition, such request for Transfer shall be subject to such right of first refusal, transfer provisions, repurchase rights, drag-along rights, proxy, lock-up agreement and any other terms and conditions as may be set forth in the applicable Award Agreement or other applicable written agreement.

17. Drag-Along Rights; Proxy.

(a) Drag-Along Rights. In the event that the Board approves a Drag-Along Event, the Company may require any Participant to, and each Participant shall, take all necessary and desirable actions approved by the Company in connection with the consummation of such Drag-Along Event.

(b) Grant of Proxy. The Company may require any Participant to, and each Participant shall, appoint and constitute the director or officer of the Company designated by the Board from time to time as the attorney and proxy of such Participant with the full power of substitution and re-substitution, to the full extent of such Participant’s rights, with respect to all Shares of the Company owned by Participant, which proxy shall be irrevocable, and shall authorize any such officer to vote all Shares then held by such Participant in any manner as determined appropriate by such officer.

(c) Termination. The drag-along rights and grant of proxy set forth under this Section 17 shall terminate on the date on which the Shares become a Listed Security.

18. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator completes the action authorizing the grant of the Award to a Participant or such other later date as is determined by the Administrator.

19. Amendment and Termination of the Plan. The Administrator may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital shares with respect to any Plan amendment in such a manner and to such a degree as required.

20. Conditions Upon Issuance of Shares.

(a) Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or purchase of any Shares, the Company may require the person exercising the Option or purchasing the Shares to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options or purchase of Shares prior to the date, if ever, on which the Shares become a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Award Agreement.

(b) Unless otherwise approved by the Board and to the extent relevant, no Shares shall be issued under the Plan pursuant to any Award unless and until the applicable Participant signs an instrument of accession to any applicable right of first refusal and co-sale agreement presented to such Participant by the Company to join as a party thereto. Such arrangement shall terminate on the date on which the Shares become a Listed Security.

(c) As a condition to the exercise of any Option or purchase of any Shares, the Company may require the person exercising the Option or purchasing the Shares to grant a power of attorney to the Board or any person designated by the Board to exercise the voting rights applicable to any Shares subject to the Option. The condition under this Section 20(c) shall be terminate on the date on which the Shares become a Listed Security.

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21. Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

22. Approval of Holders of Capital Shares. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital shares of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

23. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

24. Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the Company permits payment of the exercise or purchase price for an Award in currency other than as provided by the applicable Award Agreement, the amount payable will be determined by conversion from the currency provided by the applicable Award Agreement to the other currency based on the exchange rate selected by the Company, in its sole discretion, on the date of exercise. Notwithstanding anything stated herein, the Company shall not be responsible for any fluctuation in applicable exchange rates, or by the selection of any exchange rate, that in either case may affect the value of the Award, or any taxes or other amounts related thereto.

25. Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the United States Securities Act of 1933, as amended, to the extent required under Rule 701, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

26. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law.

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